UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Board of Directors (the “Board”) of Radian Group Inc. (“Radian” or the “Company”) approved the appointment of Michael Weinbach, 52, as CEO-Elect, effective June 1, 2026, and subsequently as Chief Executive Officer and as a member of the Board, both effective August 13, 2026. As CEO-Elect, Mr. Weinbach will perform all duties and accept all responsibilities consistent with preparing to assume the role of the Chief Executive Officer, and as otherwise may be reasonably assigned to him by the Board, consistent with his position as CEO-Elect. Mr. Weinbach will succeed Richard G. Thornberry, the Company’s Chief Executive Officer, who will retire as Chief Executive Officer and resign as a member of the Board, in each case effective August 12, 2026. Mr. Thornberry will remain employed by Radian as Strategic Advisor through December 31, 2026 when his employment agreement, amended as described below, terminates in connection with his retirement

Mr. Weinbach most recently served as President of Mr. Cooper Inc., from February 2024 through December 2025, which was acquired in October 2025 by the Rocket Companies, Inc., the industry’s largest mortgage servicer. During Mr. Weinbach’s tenure at Mr. Cooper Inc., the company significantly grew mortgage servicing and originations while also improving customer experience by leveraging technology to efficiently scale. Prior to his tenure at Mr. Cooper Inc., Mr. Weinbach served as an independent advisor through MSW Advisors, LLC and McKinsey & Company from October 2022 through December 2024. Before this, Mr. Weinbach served as Chief Executive Officer of Consumer Lending at Wells Fargo & Company from April 2020 through September 2022, where he was a member of the Operating Committee and responsible for leading more than 40,000 team members focused on providing consumer lending and payments products and services across several businesses including Home Lending, Auto Lending, Credit Cards, Merchant Services, Student Lending and Personal Lending. Before joining Wells Fargo & Company in early 2020, Mr. Weinbach spent over 16 years at JPMorgan Chase, ultimately serving as Chief Executive Officer of Chase Home Lending and as a member of the Consumer Leadership Team. During his tenure at JPMorgan Chase, Mr. Weinbach also held progressive leadership roles across Consumer Banking, Business Banking, Home Lending and Auto Lending in sales, finance, and operations. Mr. Weinbach has an M.B.A. from Harvard Business School and a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania.

There is no arrangement or understanding between Mr. Weinbach and any other person pursuant to which he was selected as CEO-Elect, Chief Executive Officer and director. He does not have any family relationship with any director, executive officer or person nominated or chosen to become a director or executive officer. Mr. Weinbach does not have a direct or indirect material interest in any transaction in which the Company is or will be a participant.

Employment Agreement and Compensation Arrangements – Michael Weinbach

Employment Agreement

On May 21, 2026, the Company and Mr. Weinbach entered into an Employment Agreement (the “CEO Employment Agreement”) pursuant to which Mr. Weinbach will serve as the Company’s CEO-Elect, beginning June 1, 2026 (the “Employment Date”), and subsequently as the Company’s Chief Executive Officer, beginning on August 13, 2026. The initial term of the CEO Employment Agreement is from the Employment Date through December 31, 2029 (the “Initial Term”).

The CEO Employment Agreement provides that, subject to the terms and conditions of the agreement, Mr. Weinbach will serve as the Company’s CEO-Elect beginning on the Employment Date, and subsequently as the Company’s Chief Executive Officer beginning on August 13, 2026, and continuing through the end of the Initial Term. The CEO Employment Agreement further provides that after the Initial Term, the CEO Employment Agreement will automatically renew for successive one-year periods unless either party provides the other with written notice of termination at least 180 days prior to the end of any renewal period (the Initial Term, together with any renewal periods, collectively, the “Term”). In addition, the CEO Employment Agreement provides that Mr. Weinbach will be appointed to the Board effective as of August 13, 2026, and that during the Term, he will be nominated as a member of the Board at each annual meeting of stockholders at which his seat on the Board is up for re-election.

Pursuant to the CEO Employment Agreement, Mr. Weinbach will be entitled to receive:

(1) an annual base salary of $1,000,000 (which may be increased, but not decreased, during the Term);

(2) an incentive award under the Radian Group Inc. STI Incentive Plan for Executive Employees (including any successor plan, the “STI Plan”) in each fiscal year of the Term, with his target level for the STI Plan prorated for 2026 and equal to $1,166,666 (the “2026 STI Target”); and

(3) long-term equity incentive awards in each fiscal year of the Term under the Company’s long-term incentive program (“LTI”) in amounts and on terms established by the Compensation and Human Capital Management Committee of the Board (the “Compensation Committee”), subject to approval by the independent directors of the Board. For 2026, Mr. Weinbach will receive an LTI award of $6,000,000 comprised entirely of performance-based RSUs (the “Weinbach 2026 LTI Award”) with performance-based vesting conditions consistent with those applicable to the annual 2026 performance-based LTI awards granted to the Company’s other executive officers, as discussed below.

The CEO Employment Agreement also provides that, beginning in 2027, for each fiscal year during the Term, Mr. Weinbach’s total target compensation (comprised of annual base salary, a target award under the STI Plan and target LTI awards) will not be less than $9,000,000, with his STI target and LTI target during the Term to be established by the Compensation Committee and approved by the independent directors of the Board in accordance with the Company’s process for setting executive compensation (for information on the Company’s process, see the “Compensation Discussion and Analysis” section of the Company’s 2026 Proxy Statement filed with the Securities and Exchange Commission on April 2, 2026).

Mr. Weinbach will receive sign-on equity awards effective on the Employment Date of:

(1) a $2,500,000 sign-on award of performance stock units (the “Sign-On PSUs”), subject to performance-based vesting conditions consistent with those applicable to the annual 2026 performance-based LTI awards granted to the Company’s other executive officers, and

(2) time-based restricted stock units covering 150,000 shares of the Company’s common stock (or such lesser number of shares as would result in a grant date value not exceeding $5,500,000) (the “Match Sign-On RSUs”), which will vest in three substantially equal annual installments over three years, subject to his continued employment and a requirement that he “match” the award by timely purchasing the same number of shares of the Company’s common stock that are subject to the Match Sign-On RSUs.

The Weinbach 2026 LTI Award, the Sign-On PSUs and the Match Sign-On RSUs will be granted on the Employment Date and are being issued pursuant to the employment inducement award exemption to the stockholder approval requirements under New York Stock Exchange Listed Company Manual Section 303A.08, or any successor provision.

Mr. Weinbach will be reimbursed for necessary and reasonable expenses for travel to and from the Company offices in accordance with the Company’s expense reimbursement policy for executives, and Mr. Weinbach will be solely responsible for any tax consequences to him resulting from reimbursement of those expenses. Mr. Weinbach will also be provided with holiday and paid time off at levels commensurate with those provided to other executive officers of the Company. He also will be eligible to participate in the Company’s other employee benefit plans available to its executive officers in accordance with their terms.

Pursuant to the CEO Employment Agreement, Mr. Weinbach will receive the following severance benefits, in each case payable in accordance with the terms of the CEO Employment Agreement, if his employment is terminated without “cause” or if he terminates employment for “good reason” (as those terms are defined in the CEO Employment Agreement) and he executes and does not revoke a written release of any claims against the Company:

(1)	two times his base salary;

(2)

an amount equal to two times his target incentive award under the STI Plan for the year in which the termination occurs (or, if not yet established, the target incentive award for the immediately preceding year);

(3)	a prorated target incentive award under the STI Plan for the year in which termination occurs, based on the number of days employed during that year;

(4)

reimbursement for the monthly cost of continued medical coverage at or below the level of coverage in effect on the date of termination (less the active employee rate for such coverage) until the earlier of (x) 18 months after the termination date; (y) the date on which Mr. Weinbach becomes eligible for coverage under a successor employer’s plan or (z) the date he ceases to be eligible for continued coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985;

(5)	vesting of his outstanding equity awards in accordance with the terms of the applicable award agreements; and

(6)	the Accrued Obligations (as defined in the CEO Employment Agreement).

The CEO Employment Agreement does not include any tax gross up for excise taxes. If an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, is triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the CEO Employment Agreement will be reduced to an amount that does not cause any amounts to be subject to this excise tax so long as the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration this excise tax.

Mr. Weinbach’s employment and the compensation payable to Mr. Weinbach under the CEO Employment Agreement are subject to the Company’s written policies, including the Code of Conduct and Ethics, the Company’s employment and other applicable policies, and any applicable clawback or recoupment policies, stock ownership policies, and share trading policies, as currently in place or as may be amended or implemented by the Company from time to time. The CEO Employment Agreement further provides that Mr. Weinbach will comply with the Restrictive Covenants Agreement (described below) and other written restrictive covenant agreements with the Company.

The foregoing description of the CEO Employment Agreement is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

In connection with his employment, Mr. Weinbach will enter into an Indemnification Agreement that provides contractual indemnification, expense advancement and other rights on the same terms and conditions applicable to other executive officers of the Company. The Company’s form of Indemnification Agreement was filed as Exhibit 10.34 to its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 20, 2026.

Restrictive Covenants Agreement

In connection with the CEO Employment Agreement, Mr. Weinbach entered into a Restrictive Covenants Agreement, dated as of May 21, 2026, with the Company (the “RCA”). As further described in the RCA, Mr. Weinbach has agreed that for 18 months following termination of his employment for any reason (the “Restricted Period”) he will not compete with the Company. In addition, during the Restricted Period, he has agreed to restrictions on hiring and soliciting the Company’s employees and on soliciting the Company’s customers. The foregoing description of the RCA is qualified in its entirety by reference to the full text of the RCA, a copy of which is filed as Exhibit 10.2 and is incorporated by reference in this Current Report on Form 8-K.

2026 Inducement Plan

On May 21, 2026, the Board adopted the Radian Group Inc. 2026 Inducement Grant Equity Plan (the “Inducement Plan”), pursuant to which the Company may grant equity-based awards to newly hired employees as a material inducement to employment in accordance with New York Stock Exchange Listed Company Manual Section 303A.08 (“Rule 303A.08”). The independent directors of the Board approved the grant of the Weinbach 2026 LTI Award, the Sign-On PSUs and the Match Sign-On RSUs under the Inducement Plan, with the grants effective on the Employment Date. The Inducement Plan was adopted without stockholder approval pursuant to Rule 303A.08. Subject to adjustment as provided in the Inducement Plan, the maximum aggregate number of shares authorized for issuance under the Inducement Plan is 500,000, which shares will remain reserved until the applicable inducement awards are granted, following which any reserved shares not covered by the inducement awards will be free from reservation. The foregoing description of the Inducement Plan is qualified in its entirety by reference to the full text of the Inducement Plan, a copy of which is filed as Exhibit 10.3 and is incorporated by reference in this Current Report on Form 8-K.

Equity Awards

The Weinbach 2026 LTI Award will be for the number of restricted stock units that has a grant date value of $6,000,000 and the Sign-On PSUs will be for the number of restricted stock units that has a grant date value of $2,500,000 (each, a “Target Award”). The Weinbach 2026 LTI Award and the Sign-On PSUs (together, the “2026 PSUs”) will vest following the end of the performance period commencing on April 1, 2026 and ending on March 31, 2029 (the “Performance Period”), subject to the attainment of specified performance goals described below, as well as certain conditions described below under “Termination of Employment Events.” Upon vesting, each vested 2026 PSU will be payable in one share of the Company’s common stock, following a one-year holding period after vesting.

On the vesting date, Mr. Weinbach will become vested in a number of the 2026 PSUs (from 0 to 200% of each Target Award), with performance based on the Company’s cumulative growth in LTI Book Value per Share over the Performance Period (the “BV Payout Percentage”), adjusted by Relative TSR Modifier (shown in the second table below), in each case calculated against the following reference points:

Cumulative Growth in LTI Book Value per Share(1)	BV Payout Percentage (Percentage of Target Award)
Maximum (≥50%)	200%
Target (35%)	100%
Threshold (≤20%)	0%

(1)

The Company’s “LTI Book Value per Share” is defined as: (A) book value adjusted to exclude: (1) accumulated other comprehensive income; and (2) the impact, if any, during the Performance Period from declared dividends on common shares and dividend equivalents on outstanding equity awards; divided by (B) basic shares of common stock outstanding.

If the Company’s cumulative growth in LTI Book Value per Share is less than or equal to 20%, the BV Payout Percentage will be zero. The results of the BV Payout Percentage, as described above, will be modified by a Relative TSR Modifier based on the percentage placement of the Company’s cumulative three-year total stockholder return for the Performance Period (“Company Absolute TSR”) in comparison to the stockholder return of the companies in the S&P SmallCap 600 Financials index as of April 1, 2026 (the “Relative TSR Performance”) based on the reference points set forth below.

Relative TSR Performance	Relative TSR Modifier
≥ 90th percentile	+25%
25th – 74th percentile	No modifier
≤ 10th percentile	-25%

If the Company’s cumulative growth in LTI Book Value per Share or Relative TSR Performance falls between two referenced percentages, the applicable payout percentage will be subject to straight-line interpolation. The actual number of 2026 PSUs that vest will be determined by multiplying the applicable Target Award by the BV Payout Percentage and adding (or subtracting, if applicable) the Relative TSR Modifier; provided, however, if the Company Absolute TSR for the Performance Period is negative, the Relative TSR Modifier will not exceed the “no modifier” level. The maximum number of 2026 PSUs that may be payable will not exceed 200% of the Target Awards.

The 2026 PSUs include a one-year holding period after vesting, such that the vested 2026 PSUs will not be paid in shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary of the vesting date of the 2026 PSUs. However, as set forth in the applicable grant instrument, the post-vesting holding period will cease to apply in certain circumstances, such as (i) Mr. Weinbach’s death or disability, (ii) Mr. Weinbach’s Involuntary Termination (as defined below) in connection with a change of control before the end of the Performance Period, or (iii) the occurrence of a change of control after the end of the Performance Period.

The 2026 PSUs provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the Performance Period, absent an Involuntary Termination, the 2026 PSUs will become vested on the vesting date of the 2026 PSUs following the end of the Performance Period in an amount equal to the projected BV Payout Percentage, the Relative TSR Modifier and the Company Absolute TSR for the full Performance Period, estimated as of the end of the fiscal quarter immediately prior to or coincident with the change of control (the “CoC Performance Level”).

The Match Sign-On RSUs are scheduled to vest in three pro rata installments on May 25, 2027, May 25, 2028 and May 25, 2029; provided that Mr. Weinbach remains employed through the applicable vesting dates (except as set forth below under “Termination of Employment Events”) and purchases a number of shares of the Company’s common stock equal to the number of shares subject to the Match Sign-On RSUs by the earlier of (i) December 31, 2026, (ii) Mr. Weinbach’s termination of employment for any reason or (iii) a change of control of the Company. To the extent Mr. Weinbach does not purchase the number of shares of the Company’s common stock equal to the number of shares subject to the Match Sign-On RSUs by the deadline described above, a corresponding number of the Match Sign-On RSUs will be forfeited. Upon vesting, each Sign-On RSU will be payable in one share of the Company’s common stock. Mr. Weinbach must hold the purchased shares through May 31, 2029.

Termination of Employment Events

Generally, the 2026 PSUs and Match Sign-On RSUs would be treated as follows if Mr. Weinbach’s employment is terminated for the following reasons:

Termination Event	2026 PSUs	Match Sign-On RSUs
Voluntary Termination	All unvested 2026 PSUs are forfeited	All unvested Match Sign-On RSUs are forfeited

Involuntary Termination* (No Change of Control)

•

Except as set forth below, the target number of 2026 PSUs will be prorated for the number of months served between the grant date and date of termination, with vesting occurring on the original vesting date based on actual performance

○   If terminated within six months of the grant date, the 2026 PSUs will be forfeited

○   If terminated during the six-months prior to the original vesting date, the 2026 PSUs will not be prorated (Mr. Weinbach is eligible for full value of award)

•

If terminated on or before the first vesting date of the Match Sign-On RSUs, 33% of the Match Sign-On RSUs will automatically vest, and the remaining Time-Based RSUs will be forfeited

•

If terminated after the first vesting date of the Match Sign-On RSUs, any unvested Match Sign-On RSUs will automatically vest on the date of termination

Involuntary Termination* (Occurring 90 Days Before or One Year After Change of Control)	Accelerate vesting of 2026 PSUs as of the termination date (or, if later, on the date of the change of control) at the CoC Performance Level	Accelerate vesting of Match Sign-On RSUs in full on the termination date (or, if later, on the date of the change of control)

Death / Disability	Accelerate vesting of 2026 PSUs as of the date of death or disability at the Target Award level or, if a change of control has occurred, at the CoC Performance Level	Accelerate vesting of Match Sign-On RSUs in full on date of death or disability

*

An “Involuntary Termination” is generally defined as a termination of Mr. Weinbach’s employment by the Company other than for “cause” or his termination of employment for “good reason,” as each term is defined in the CEO Employment Agreement.

Dividend Equivalents

Mr. Weinbach is entitled to receive dividend equivalents on the 2026 PSUs and the Match Sign-On RSUs. In general, the 2026 PSUs and the Match Sign-On RSUs provide that upon the declaration and payment by the Company of a cash dividend on its common stock, Mr. Weinbach will be entitled to receive a cash amount equal to the per-share cash dividend paid by the Company (a “Dividend Equivalent”), multiplied by the total number of 2026 PSUs and Match Sign-On RSUs, with the number of 2026 PSUs initially measured at the Target Award level and adjusted at vesting based on performance under the award. Any Dividend Equivalents credited to 2026 PSUs and Match Sign-On RSUs are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award, including, as it relates to the 2026 PSUs, the requirement that certain specified performance conditions be met.

The foregoing descriptions of the Weinbach 2026 LTI Award, the Sign-On PSUs and the Match Sign-On RSUs are qualified in their entirety by reference to the full text of the form of grant instruments, copies of which will be filed with the Registration Statement on Form S-8 to register the shares under the Inducement Plan.

Employment Agreement Amendment and Consulting Agreement – Richard G. Thornberry

Employment Agreement Amendment and Consulting Agreement

On May 21, 2026, the Company entered into an amendment (the “Employment Agreement Amendment”) to the Amended and Restated Employment Agreement with Mr. Thornberry, originally effective February 8, 2017 and most recently amended and restated effective July 1, 2023 (the “Thornberry Employment Agreement”).

Pursuant to the Employment Agreement Amendment, Mr. Thornberry will continue to serve as Chief Executive Officer and as a member of the Board through August 12, 2026 (the “Transition Date”). Effective as of the Transition Date, Mr. Thornberry will cease serving as Chief Executive Officer, as a member of the Board and as an officer of the Company and its subsidiaries, and will continue in employment with the Company as a strategic advisor through December 31, 2026 (the “Transition Period”), during which time he will provide advisory services to the Company as requested by the incoming Chief Executive Officer, Mr. Weinbach. Mr. Thornberry’s employment with the Company will terminate on December 31, 2026 in connection with his retirement.

The Employment Agreement Amendment further provides that, subject to his continued employment through December 31, 2026, his execution and non-revocation of a release of claims and his continued compliance with the applicable restrictive covenants, Mr. Thornberry will remain eligible to receive (i) an incentive award under the Company’s STI Plan for 2026, based on the payout percentage determined by the Compensation Committee for the Corporation’s performance against pre-established financial and strategic performance measures, and (ii) a six-month consulting agreement with the Company following his retirement (the “Consulting Agreement”). It is expected that the Consulting Agreement will commence on January 1, 2027 and end on June 30, 2027, and will provide for a consulting fee of $83,333 per month in exchange for Mr. Thornberry’s consultation on the business and operations of the Company and its subsidiaries, as requested by the Company’s Chief Executive Officer.

The foregoing description of the Employment Agreement Amendment and the Consulting Agreement are qualified in their entirety by reference to the full text of the Employment Agreement Amendment and the Consulting Agreement, copies of which are filed as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Employment Agreement, dated as of May 21, 2026, between Radian Group Inc. and Michael Weinbach

10.2*	Restrictive Covenants Agreement, dated as of May 21, 2026, between Radian Group Inc. and Michael Weinbach

10.3*	Radian Group Inc. 2026 Inducement Grant Equity Plan

10.4*	Amendment to Employment Agreement, dated as of May 21, 2026, between Radian Group Inc. and Richard G. Thornberry

10.5*	Consulting Agreement between Radian Group Inc. and Richard G. Thornberry

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: May 21, 2026
	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Senior Executive Vice President, General Counsel